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                                                                    EXHIBIT 4.16


                              CERTIFICATE OF TRUST
                                       OF
                           PROFFITT'S CAPITAL TRUST V


     This Certificate of Trust of Proffitt's Capital Trust V (the "Trust"), dated August 17, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

     1.  NAME.  The name of the business trust being formed hereby is:
Proffitt's Capital Trust V.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware, are First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801, Attention:
Mike Majchrzak.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust.


                              First Chicago Delaware Inc.,
                              not in its individual capacity,
                              but solely as Trustee


                              By:  /s/ John R. Prendiville
                                   -----------------------
                              Name:  John R. Prendiville
                              Title:  Vice President


                              The First National Bank of Chicago,
                              not in its individual capacity, but
                              solely as Trustee


                              By:  /s/ John R. Prendiville
                                   -----------------------
                              Name:  John R. Prendiville
                              Title:  Vice President


                              James S. Scully,
                              not in his individual capacity,
                              but solely as Trustee


                              /s/ James S. Scully
                              ----------------------------